Exhibit 99.1

Rubicon Technology Announces a $3 Million Stock Repurchase Plan

BENSENVILLE, IL. December 16, 2020 — Rubicon Technology, Inc. (“RTI”) (NASDAQ: RBCN) had previously implemented a stock repurchase plan to repurchase up to $3 million of its common stock in November 2018. In July 2020, RTI used up all of the remaining amount of such initial $3 million authorization. Today, RTI announced that its Board of Directors has authorized another stock repurchase plan to purchase up to an additional $3 million of its common stock from time to time through open market and private transactions. The timing, price and volume of repurchases will be based upon market conditions, relevant securities laws and other factors. The stock repurchase plan expires on December 18, 2022 and may be terminated, suspended or modified at any time. There can be no assurance as to the number of shares of common stock repurchased by RTI.

“With the sale last week by RTI of its ownership in Rubicon Sapphire Technology (Malaysia) SDN BHD, the liquidation of all of RTI’s material excess assets and the consolidation of our operating facilities, is now complete. In our opinion, shares of Rubicon’s common stock are currently trading at a discount to its intrinsic value and it is a good use of our capital to repurchase our common stock at favorable prices,” said Timothy Brog, Rubicon’s Chief Executive Officer.

About Rubicon Technology, Inc.

Rubicon Technology Worldwide LLC, a wholly owned subsidiary of RTI, is an advanced materials provider specializing in monocrystalline sapphire products for optical systems and specialty electronic devices. Rubicon has a proprietary technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication, enabling Rubicon to supply custom sapphire products with superior quality and precision. Rubicon is ISO 9001 certified and ITAR registered.

Rubicon DTP LLC, dba Direct Dose Rx, is also a wholly owned subsidiary of RTI. Direct Dose Rx is a specialized pharmacy that provides prescription medications, over-the-counter drugs and vitamins to patients being discharged from skilled nursing facilities and hospitals and directly to retail customers who want such medications delivered to their home. The delivered products are sorted by the dose, date and time to be taken and come in easy to use perforated strip-packaging as opposed to separate pill bottles. Direct Dose Rx is currently licensed to operate in multiple states. The services offered by Direct Dose Rx benefits patients, skilled nursing facilities and hospitals by reducing the risk of hospital readmissions.

Rubicon is also exploring various alternatives to enhance stockholder value, including potentially through acquiring an existing business, establishing a new venture, or other investment opportunities in order to utilize Rubicon’s substantial net operating losses.

Forward-Looking Statements

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and, therefore, involve uncertainties or risks that could cause actual results to differ materially therefrom. These statements may contain words such as “desires,” “believes,” “opinion,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “explores” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, the pursuit or completion of any acquisition, sale, venture transaction or investment opportunity, or the Company’s ability to maximize the value of its sapphire business, real estate or excess assets, utilize its net operating losses or to enhance stockholder value. Additional information regarding factors that could cause results to differ materially from management’s expectations are found in the section entitled “Risk Factors” in the Company’s 2019 Annual Report on Form 10-K filed with the SEC on March 23, 2020, and as amended on April 29, 2020. The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Contact:

Rubicon Technology, Inc.

Timothy E. Brog

Chief Executive Officer

(847) 295-7000